UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	BGCP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 25, 2023, the Board of Directors (the “Board”) of BGC Partners, Inc. (the “Company”) appointed Martin Laguerre to serve as a member of the Board, effective January 25, 2023, for a term to expire at the 2023 Annual Meeting of Stockholders of the Company, or until his successor is duly elected and qualified. Mr. Laguerre was also appointed to the Audit, Compensation and Environmental, Social and Governance Committees of the Board.

Mr. Laguerre, age 49, has broad experience in mergers and acquisitions, investment strategy, and finance. From 2019 to 2022, Mr. Laguerre was Executive Vice-President and Global Head of Private Equity and Managing Director Capital Solutions at Caisse de dépôt et placement du Québec (“CDPQ”), a Canadian pension fund. From 2016 to 2019, Mr. Laguerre was a Senior Principal at CPP Investment Board (formerly CPPIB), a Canadian pension fund. From 2010 to 2016, Mr. Laguerre was Managing Director at General Electric Power & Water where he was involved in the firm’s mergers and acquisitions and integration strategy for renewable energy. Prior to joining General Electric, Mr. Laguerre held various corporate roles at IPG Photonics Corporation, a U.S. manufacturer of fiber lasers, and at DLJ, Credit Suisse, and Lehman Brothers Investment Banking in New York. Representing CDPQ, Mr. Laguerre previously served as a board member of Sagen MI Canada, a Canadian mortgage insurance provider. Representing CPP Investment Board, Mr. Laguerre previously served as a board member of Cordelio Power Inc., a North American renewable energy operating company, of Auren Energia SA (formerly Votorantim Energia), a Brazilian renewable energy holding company, and of a joint venture in select North American onshore renewable power assets of Enbridge Inc. Mr. Laguerre has been a CFA Charterholder from the CFA Institute since 2000. Mr. Laguerre holds a Bachelor of Commerce from McGill University, and an MBA from the University of Chicago’s Booth School of Business. He is a Desautels’ Global Expert at McGill University’s Desautels Faculty of Management.

The Board has determined that Mr. Laguerre meets the independence standards under the Nasdaq Stock Market Rules for service on the Compensation and Audit Committees and is able to read and understand fundamental financial statements, and that Mr. Laguerre is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Securities and Exchange Commission (“SEC”) Regulation S-K and a financially sophisticated audit committee member for purposes of Rule 5605(c)(2)(A) of the Nasdaq Stock Market Rules.

There are no arrangements or understandings between Mr. Laguerre, and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed transactions, regarding Mr. Laguerre that are required to be disclosed by Item 404(a) of Regulation S-K.

Mr. Laguerre will be paid standard compensation for non-employee directors of the Board as set forth under “Compensation of Directors” in our latest proxy statement filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: January 27, 2023	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman of the Board and
Chief Executive Officer

[Signature Page to Form 8-K, dated January 27, 2023, regarding the appointment of Martin Laguerre]